Exhibit 99.1

Sientra Reports Third Quarter 2020 Financial Results

Reports record Breast Products net sales of $15.3 million, representing 54% sequential growth and 21% year over year growth

Results driven by U.S. recovery and market outperformance in the core breast products segment

Santa Barbara, CA – November 09, 2020 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a diversified medical aesthetics company, today announced its financial results for the third quarter ended September 30, 2020.

Jeff Nugent, Sientra’s Chairman and Chief Executive Officer, said, “Sientra recorded exceptional results in Q3, posting 54% sequential quarter over quarter sales growth from Q2’20, despite the strong headwinds our business and the industry have faced from COVID-19.  The third quarter represented  significant improvement in net sales in our Breast Products segment. Our pivot to focus increasingly on our breast business has been validated by our third quarter results and has put us in a position of strength as we continue to take share from competitors. We believe our share gains have been driven by the durability of demand for our OPUS® breast implants and tissue expanders and by our ability to partner with customers through our Drive the Recovery initiatives.”

Mr. Nugent concluded, “Our miraDry business continued to perform in line with our expectations as we are now two quarters into our successful transition from a bifurcated sales model, and our refocus on high-margin bioTip sales.”

Third Quarter 2020 Financial Results

•	Total net sales for the third quarter 2020 were $19.2 million, a decrease of 14% compared to total net sales of $22.4 million for the same period in 2019.

•	Net sales for the Breast Products segment totaled $15.3 million in the third quarter 2020, an increase of 21% compared to $12.6 million for the same period in 2019.

•	Net sales for the miraDry segment totaled $3.9 million in the third quarter 2020, a 60% decrease compared to $9.8 million for the same period in 2019.

•	Gross profit for the third quarter 2020 was $10.8 million, or 56.3% of sales, compared to gross profit of $12.7 million, or 56.5% of sales, for the same period in 2019.

•	Operating expenses decreased by 27% to $24.8 million from $34.1 million for the same period in 2019.

•	Net loss for the third quarter 2020 was ($5.8) million, or ($0.12) per share, compared to a net loss of ($22.4) million, or ($0.45) per share, for the same period in 2019.

•	On a non-GAAP basis, adjusted EBITDA loss decreased by 34% to ($11.4) million from ($17.3) million for the same period in 2019.

•	Net cash and cash equivalents as of September 30, 2020 were $63.5 million, compared to $71.8 million as of June 30, 2020.

Key 2020 Business Highlights

•	Launched commercial efforts to sell Sientra implants in Japan following PDMA approval on August 21, 2020. The first patient in Japan was implanted with a Sientra implant on October 6, 2020.

2020 Financial Outlook

While the COVID-19 pandemic continues to pose a risk of uncertainty, given performance to date and visibility through the fourth quarter, the Company is reinstating guidance for full year 2020. The Company expects total net sales in the range of $63 million to $66 million, compared to sales of $83.7 million in 2019.

Conference Call

Sientra will hold a conference call today, November 09, 2020 at 4:30 pm ET to discuss third quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 6092021. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprised of its miraDry® system, is approved for sale in over 56 international markets and is the only non-surgical, FDA-cleared device indicated for the permanent reduction of underarm sweat and hair and may also reduce odor.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the growth of the sale of bioTips in its miraDry segment, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885

Sientra, Inc
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$19,217	$22,412	$48,597	$60,489
Cost of goods sold	8,391	9,754	20,733	24,041
Gross profit	10,826	12,658	27,864	36,448
Operating expenses:
Sales and marketing	12,872	18,668	37,614	60,987
Research and development	2,060	3,201	7,747	9,526
General and administrative	10,238	12,249	27,500	37,538
Restructuring	(386)	—	1,849	—
Impairment	—	—	6,432	12,674
Total operating expenses	24,784	34,118	81,142	120,725
Loss from operations	(13,958)	(21,460)	(53,278)	(84,277)
Other income (expense), net:
Interest income	5	510	203	1,083
Interest expense	(2,059)	(1,344)	(7,289)	(3,276)
Change in fair value of derivative liability	10,090	—	(8,420)	—
Other income (expense), net	101	(139)	74	(101)
Total other income (expense), net	8,137	(973)	(15,432)	(2,294)
Loss before income taxes	(5,821)	(22,433)	(68,710)	(86,571)
Income tax	—	—	—	—
Net loss	$(5,821)	$(22,433)	$(68,710)	$(86,571)
Basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.45)	$(1.37)	$(2.30)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	50,394,858	49,401,094	50,155,623	37,671,215

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$63,483	$87,608
Accounts receivable, net	23,637	27,548
Inventories, net	48,467	39,612
Prepaid expenses and other current assets	2,113	2,489
Total current assets	137,700	157,257
Property and equipment, net	12,742	12,314
Goodwill	9,202	9,202
Other intangible assets, net	9,719	17,390
Other assets	8,441	8,241
Total assets	$177,804	$204,404
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$928	$6,508
Accounts payable	4,071	9,352
Accrued and other current liabilities	26,679	32,551
Customer deposits	15,490	13,943
Sales return liability	10,079	8,116
Total current liabilities	57,247	70,470
Long-term debt, net of current portion	63,330	38,248
Derivative liability	24,520	—
Deferred and contingent consideration	5,342	5,177
Warranty reserve and other long-term liabilities	9,281	8,627
Total liabilities	159,720	122,522
Stockholders’ equity:
Total stockholders’ equity	18,084	81,882
Total liabilities and stockholders’ equity	$177,804	$204,404

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(68,710)	$(86,571)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	6,432	12,674
Depreciation and amortization	2,996	2,538
Provision for doubtful accounts	4,665	1,804
Provision for warranties	711	843
Provision for inventory	1,774	2,209
Fair value adjustments to derivative liability	8,420	—
Fair value adjustments of other liabilities held at fair value	29	480
Amortization of debt discount and issuance costs	3,430	223
Stock-based compensation expense	5,465	9,681
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(1,968)
Other non-cash adjustments	198	181
Changes in assets and liabilities:
Accounts receivable	(720)	(4,068)
Inventories	(10,801)	(8,329)
Prepaid expenses, other current assets and other assets	537	2,735
Accounts payable, accrueds, and other liabilities	(10,642)	(8,790)
Customer deposits	1,547	1,750
Sales return liability	1,930	1,515
Legal settlement payable	—	(410)
Net cash used in operating activities	(52,739)	(73,503)
Cash flows from investing activities:
Purchase of property and equipment	(3,192)	(3,180)
Net cash used in investing activities	(3,192)	(3,180)
Cash flows from financing activities:
Proceeds from option exercises and employee stock purchase plan	852	1,332
Net proceeds from issuance of common stock	264	107,734
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,496)	(2,956)
Gross borrowings under the Term Loan	—	5,000
Repayments under the Term Loan	(25,000)	—
Gross borrowings under the PPP loan	6,652	—
Gross borrowings under the Revolving Loan	—	15,788
Repayment of the Revolving Loan	(6,508)	(8,436)
Net proceeds from issuance of the Convertible Note	60,000	—
Payments of contingent consideration up to acquisition-date fair value	—	(5,766)
Deferred financing costs	(2,958)	(1,997)
Net cash provided by financing activities	31,806	110,699
Net increase (decrease) in cash, cash equivalents and restricted cash	(24,125)	34,016
Cash, cash equivalents and restricted cash at:
Beginning of period	87,951	87,242
End of period	$63,826	$121,258

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$63,483	$120,915
Restricted cash included in other assets	343	343
Total cash, cash equivalents and restricted cash	$63,826	$121,258

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2020	2019	2020	2019
Net loss, as reported	$(5,821)	$(22,433)	$(68,710)	$(86,571)
Adjustments to net loss:
Interest (income) expense and other, net	1,953	973	7,012	2,294
Depreciation and amortization	1,316	813	2,996	2,538
Fair value adjustments to contingent consideration	51	301	67	590
Fair value adjustments to derivative liability	(10,090)	—	8,420	—
Stock-based compensation	1,574	3,079	5,465	9,681
Restructuring	(386)	—	1,849	—
Impairment	—	—	6,432	12,674
Total adjustments to net loss	(5,582)	5,166	32,241	27,777
Adjusted EBITDA	$(11,403)	$(17,267)	$(36,469)	$(58,794)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
As a Percentage of Revenue**	2020	2019	2020	2019
Net loss, as reported	(30.3%)	(100.1%)	(141.4%)	(143.1%)
Adjustments to net loss:
Interest (income) expense and other, net	10.2%	4.3%	14.4%	3.8%
Depreciation and amortization	6.8%	3.6%	6.2%	4.2%
Fair value adjustments to contingent consideration	0.3%	1.3%	0.1%	1.0%
Fair value adjustments to derivative liability	(52.5%)	0.0%	17.3%	0.0%
Stock-based compensation	8.2%	13.7%	11.2%	16.0%
Restructuring	(2.0%)	0.0%	3.8%	0.0%
Impairment	0.0%	0.0%	13.2%	21.0%
Total adjustments to net loss	(29.0%)	23.1%	66.3%	45.9%
Adjusted EBITDA	(59.3%)	(77.0%)	(75.0%)	(97.2%)

** Adjustments may not add to the total figure due to rounding